      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 1999


                                                      REGISTRATION NO. 333-74883
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          PRISM FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                  6162                                 36-4279417
     (State or Other Jurisdiction            (Primary Standard Industrial                  (I.R.S. Employer
  of Incorporation or Organization)          Classification Code Number)                Identification Number)

                            ------------------------

                       440 N. ORLEANS, CHICAGO, IL 60610
                                 (312) 494-0020
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                         ------------------------------

                                BRUCE C. ABRAMS
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          PRISM FINANCIAL CORPORATION
                                 440 N. ORLEANS
                               CHICAGO, IL 60610
                                 (312) 494-0020
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                         ------------------------------

                                   COPIES TO:

            RODD M. SCHREIBER                           LARRY A. BARDEN
  SKADDEN, ARPS, SLATE, MEAGHER & FLOM                  SIDLEY & AUSTIN
               (ILLINOIS)                          ONE FIRST NATIONAL PLAZA
          333 WEST WACKER DRIVE                        CHICAGO, IL 60603
            CHICAGO, IL 60606                           (312) 853-7000
             (312) 407-0700

                            ------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates.

SEC registration fee.............................................  $  11,190
NASD Filing fee..................................................      4,813
Nasdaq National Market listing fee...............................     88,500
Printing and engraving expenses..................................    180,000
Legal fees and expenses..........................................    300,000
Accounting fees and expenses.....................................    185,000
Blue sky fees and expenses.......................................      5,000
Transfer agent and registrar fees and expenses...................      5,000
Miscellaneous fees and expenses..................................     20,497
                                                                   ---------
      Total......................................................  $ 800,000
                                                                   ---------
                                                                   ---------

------------------------

    Prism Financial will bear all of the expenses shown above.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of Delaware Law authorizes a court to award or a corporation's board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under some circumstances for liabilities arising under the Securities Act and to provide for the reimbursement of expenses incurred.

    As permitted by the Delaware Law, Article VIII of our Amended Bylaws provide that (1) we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware Law, subject to very limited exceptions; (2) we are permitted to indemnify our other employees to the extent that we indemnify our officers and directors, unless otherwise required by law, our Amended Certificate, our Amended Bylaws or agreements; (3) we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware Law, subject to very limited exceptions; and (4) the rights conferred in the Amended Bylaws are not exclusive. As permitted by the Delaware Law, our Amended Certificate includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to us or our stockholders; (2) for acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware Law (regarding payments of dividends; stock purchases or redemptions which are unlawful) or (4) for any transaction from which the director derived an improper personal benefit. This provision in the Amended Certificate does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

    Under Article VIII, Section 8, of our Amended Bylaws, we will be authorized to, and intend to purchase, insurance covering our directors and officers against liability asserted against them in their capacity as officers or directors. The Underwriting Agreement, contained in Exhibit 1.1 hereto, will contain provisions indemnifying our officers and directors against some types of liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    On May 1, 1998, the Registrant issued 102,690 shares of its common stock to Ms. Abby Reisler as consideration for services rendered to the registrant.

    On August 1, 1998, the Registrant issued 307,441 shares of its common stock to Mr. William Osenton and 241,410 shares of its common stock to Mr. Bruce Barbera as partial consideration for the purchase by the registrant of all of the issued and outstanding common stock of Pacific Guarantee Mortgage Corporation.

    On December 31, 1998, the Registrant entered into an Agreement Relating to the Purchase of Common Stock of Prism Mortgage Company with CTC Trust, Donrose Trust, T&M Childrens Trust and JBR Trust #4 (collectively, the "Trust Buyers"), pursuant to which the registrant issued 523,000 shares of its common stock to CTC Trust and 17,251 shares of its common stock to each of Donrose Trust, JBR Trust #4 and T&M Childrens Trust as consideration for the $2.5 million received by the registrant in the form of cash and the satisfaction of indebtedness owed by the registrant to the Trust Buyers.

    The sale and issuance of securities in all the above transactions were deemed to be exempt from registration under the Securities Act by virtue of
Section 4(2) thereof, or Regulation D thereunder, as transactions by an issuer not involving a public offering. Appropriate legends are affixed to the stock certificates issued in such transactions. Similar legends were imposed in connection with any subsequent sales of any such securities. All recipients either received adequate information about Prism Mortgage or had access, through employment or other relationships, to such information.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS:


EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
  1.1*       Form of Underwriting Agreement.
  2.1****    Form of Share Exchange Agreement.

  3.1****    Form of Amended and Restated Certificate of Incorporation of the Registrant.

  3.2****    Form of Amended and Restated Bylaws of the Registrant.

  4.1        Reference is hereby made to Exhibits 3.1 and 3.2.

  4.2****    Specimen Certificate for the Registrant's Common Stock.

  4.3****    Form of Registration Rights Agreement.

  5.1+++     Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel to the Registrant.

 10.1**      Form of 1999 Omnibus Stock Incentive Plan of the Registrant.

 10.2++++    Agreement for the Purchase and Sale of the Capital Stock of Pacific Guarantee Mortgage Corporation,
             dated as of July 31, 1998, by and between Prism Mortgage Company and William D. Osenton and Bruce P.
             Barbera.

 10.3++++    Agreement for the Purchase and Sale of the Capital Stock of Mortgage Market, Inc., dated as of
             September 30, 1998, by and among Prism Mortgage Company and Martin E. Francis, Kenneth Bartley,
             Melissa Stashin and Curt Vanderzanden.

 10.4++++    Prism Equity Value Plan, effective as of August 31, 1998, by Prism Mortgage Company and by personnel of Pacific Guarantee Mortgage Corporation.

 10.5++++    Executive Employment Agreement, dated as of July 31, 1998, by and between Pacific Guarantee Mortgage
             Corporation and William D. Osenton.

 10.6++++    Executive Employment Agreement, dated as of September 30, 1998, by and between Mortgage Market, Inc.
             and Martin E. Francis.

 10.7**      Prism 2000 Profit Sharing Plan.

 10.8++      Credit Agreement, dated as of March 31, 1999, among Prism Mortgage Company and its subsidiaries, the lending institutions listed on the signature pages thereto and The First National Bank of Chicago, as
             Agent.

 10.9++++    First Amendment to Purchase and Sale Agreement, entered into on April 25, 1999, by and among Bruce
             Barbera and William Osenton and Prism Mortgage Company.

 10.10****   Second Amendment to Purchase and Sale Agreement, entered into on April 27, 1999, by and among Bruce
             Barbera and William Osenton and Prism Mortgage Company.

 10.11****   Third Amendment to Purchase and Sale Agreement, entered into as of May 11, 1999 by and among Bruce
             Barbera and William Osenton and Prism Mortgage Company.

 11.1+++     Statement Regarding Computation of Per Share Earnings.

 16.1+++     Letter Regarding Change in Certified Independent Auditors.

 21.1***     Subsidiaries of Prism Financial Corporation.

 23.1+++     Consent of PricewaterhouseCoopers LLP.

 23.2+++     Consent of McGladrey & Pullen, LLP.

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
 23.3+++     Consent of Stefani & Matthews, L.L.P.

 23.4+++     Consent of Clay L. Miller.

 23.5+++     Consent of William M. Stoll.

 23.6+++     Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).

 23.7***     Consent of Andrew S. Hochberg.

 23.8***     Consent of Michael P. Krasny.

 23.9***     Consent of Penny S. Pritzker.

 23.10***    Consent of Richard L. Wellek.

 24.1***     Power of Attorney (included on signature page).

 27.1++      Financial Data Schedule.

------------------------

   * To be filed by amendment.

  ** Filed with Amendment No. 1 to Prism Financial Corporation's Registration
     Statement on Form S-1, dated April 1, 1999.


  ++ Filed with Amendment No. 2 to Prism Financial Corporation's Registration
     Statement on Form S-1, dated April 29, 1999.



 +++ Filed with Amendment No. 3 to Prism Financial Corporation's Registration
     Statement on Form S-1, dated May 14, 1999.


 *** Filed with Prism Financial Corporation's Registration Statement on Form
     S-1, dated March 23, 1999.


**** Filed herewith.



++++ Filed herewith. Portions of this exhibit have been omitted pursuant to a confidential treatment request filed with the Securities and Exchange Commission.


(B) FINANCIAL STATEMENT SCHEDULES:

    All schedules have been omitted because the information required to be set forth in those schedules is not applicable or is shown in the combined financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 19, 1999.


                                PRISM FINANCIAL CORPORATION

                                By:  /s/ DAVID A. FISHER
                                     -----------------------------------------
                                     Name: David A. Fisher
                                     Title: Chief Financial Officer and Senior
                                     Vice President


    Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities indicated below on May 19, 1999:


          SIGNATURE                        TITLE
------------------------------  ---------------------------
                                Chairman and Chief
     /s/ BRUCE C. ABRAMS*         Executive Officer
------------------------------    (Principal Executive
       Bruce C. Abrams            Officer)

                                Chief Financial Officer and
     /s/ DAVID A. FISHER*         Senior Vice President
------------------------------    (Principal Financial
       David A. Fisher            Officer)

     /s/ JAMES P. HAYES*        Controller (Principal
------------------------------    Accounting Officer)
        James P. Hayes

     /s/ MARK A. FILLER*        Director
------------------------------
        Mark A. Filler

     /s/ TERRY A. MARKUS*       Director
------------------------------
       Terry A. Markus

*By:     /s/ DAVID A. FISHER
      -------------------------
           David A. Fisher
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
  1.1*       Form of Underwriting Agreement.
  2.1****    Form of Share Exchange Agreement.
  3.1****    Form of Amended and Restated Certificate of Incorporation of the Registrant.
  3.2****    Form of Amended and Restated Bylaws of the Registrant.
  4.1        Reference is hereby made to Exhibits 3.1 and 3.2.
  4.2****    Specimen Certificate for the Registrant's Common Stock.
  4.3****    Form of Registration Rights Agreement.
  5.1+++     Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel to the Registrant.
 10.1**      Form of 1999 Omnibus Stock Incentive Plan of the Registrant.
 10.2++++    Agreement for the Purchase and Sale of the Capital Stock of Pacific Guarantee Mortgage Corporation,
             dated as of July 31, 1998, by and between Prism Mortgage Company and William D. Osenton and Bruce P.
             Barbera.
 10.3++++    Agreement for the Purchase and Sale of the Capital Stock of Mortgage Market, Inc., dated as of
             September 30, 1998, by and among Prism Mortgage Company and Martin E. Francis, Kenneth Bartley,
             Melissa Stashin and Curt Vanderzanden.
 10.4++++    Prism Equity Value Plan, effective as of August 31, 1998, by Prism Mortgage Company and by personnel of Pacific Guarantee Mortgage Corporation.
 10.5++++    Executive Employment Agreement, dated as of July 31, 1998, by and between Pacific Guarantee Mortgage
             Corporation and William D. Osenton.
 10.6++++    Executive Employment Agreement, dated as of September 30, 1998, by and between Mortgage Market, Inc.
             and Martin E. Francis.
 10.7**      Prism 2000 Profit Sharing Plan.
 10.8++      Credit Agreement, dated as of March 31, 1999, among Prism Mortgage Company and its subsidiaries, the lending institutions listed on the signature pages thereto and The First National Bank of Chicago, as
             Agent.
 10.9++++    First Amendment to Purchase and Sale Agreement, entered into on April 25, 1999, by and among Bruce
             Barbera and William Osenton and Prism Mortgage Company.
 10.10****   Second Amendment to Purchase and Sale Agreement, entered into on April 27, 1999, by and among Bruce
             Barbera and William Osenton and Prism Mortgage Company.
 10.11****   Third Amendment to Purchase and Sale Agreement, entered into as of May 11, 1999 by and among Bruce
             Barbera and William Osenton and Prism Mortgage Company.
 11.1+++     Statement Regarding Computation of Per Share Earnings.
 16.1+++     Letter Regarding Change in Certified Independent Auditors.
 21.1***     Subsidiaries of Prism Financial Corporation.
 23.1+++     Consent of PricewaterhouseCoopers LLP.
 23.2+++     Consent of McGladrey & Pullen, LLP.
 23.3+++     Consent of Stefani & Matthews, L.L.P.
 23.4+++     Consent of Clay L. Miller.
 23.5+++     Consent of William M. Stoll.
 23.6+++     Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).
 23.7***     Consent of Andrew S. Hochberg.
 23.8***     Consent of Michael P. Krasny.
 23.9***     Consent of Penny S. Pritzker.
 23.10***    Consent of Richard L. Wellek.

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
 24.1***     Power of Attorney (included on signature page).
 27.1++      Financial Data Schedule.

------------------------
   *To be filed by amendment.

  **Filed with Amendment No. 1 to Prism Financial Corporation's Registration
    Statement on Form S-1, dated April 1, 1999.


  ++Filed with Amendment No. 2 to Prism Financial Corporation's Registration
    Statement on Form S-1, dated April 29, 1999.



 +++Filed with Amendment No. 3 to Prism Financial Corporation's Registration
    Statement on Form S-1, dated May 14, 1999.


 ***Filed with Prism Financial Corporation's Registration Statement on Form S-1, dated March 23, 1999.


****Filed herewith.



++++Filed herewith. Portions of this exhibit have been omitted pursuant to a confidential treatment request filed with the Securities and Exchange Commission.